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                                                                   EXHIBIT 99(A)

Cusip No. 74439H 10 8                  13G                   Page 21 of 24 pages

                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

        Each of the undersigned hereby agrees that the Schedule 13G filed on the date hereof with respect to the shares of common stock of Psychiatric Solutions, Inc. has been filed on behalf of the undersigned.


SIGNATURE:

        Dated: February 5, 2003

        Entities:

Salix Ventures II, L.P.
Salix Affiliates II, L.P.
Salix Partners II
Salix Donovan, LLC
Salix Ivy, LLC
Salix Pou, LLC
Salix Management Corp.
CGJR II, L.P.
CGJR/MF III, L.P.
CGJR Health Care Services Private Equities, L.P.
CGJR Capital Management, Inc.


                                             By:  /s/ David Ward
                                                  ------------------------------
                                                       David Ward, as
                                                       General Partner,
                                                       Manager or as
                                                       Attorney-in-fact for the
                                                       above-listed entities


Individuals:

David Ward
Christopher Grant, Jr.
Martin R. Felsenthal


                                             By:  /s/ David Ward
                                                  ------------------------------
                                                       David Ward,
                                                       Individually and as
                                                       Attorney-in-fact for the
                                                       above-listed individuals